Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

iGATE Corporation

Pittsburgh, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-33604, 333-37770, 333-73365 and 333-58217) and Form S-8 (No. 333-20033, 333-71057 and 333-134689) of iGATE Corporation of our report dated March 17, 2008 except for Note 4 dated February 16, 2009, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Milwaukee, Wisconsin
March 17, 2008